SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of earliest event reported)  October 16, 1996

                       BALCOR EQUITY PENSION INVESTORS-I
         ------------------------------------------------------------
                           Exact Name of Registrant


Illinois                                2-85270
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State or other jurisdiction             Commission file number

2355 Waukegan Road
Suite A200
Bannockburn, Illinois                   36-3240345
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Address of principal                    I.R.S. Employer
executive offices                       Identification
                                        Number

60015
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Zip Code


              Registrant's telephone number, including area code:
                                (847) 267-1600
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
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Oxford Hills Apartments

In 1984, the Partnership acquired the Oxford Hills Apartments, St. Louis County, Missouri, utilizing approximately $19,382,000 of offering proceeds.

On October 16, 1996, the Partnership contracted to sell the property for a sale price of $22,278,500 to an unaffiliated party, Arbor Properties, Inc., a Texas corporation. The purchaser has deposited $450,000 into an escrow account as earnest money. The remaining portion of the sale price will be payable in cash at closing, which is scheduled to occur on November 25, 1996. From the proceeds of the sale, the Partnership will pay $278,481 to an unaffiliated party as a brokerage commission. An affiliate of the third party providing property management services for the property will receive a fee for services rendered in connection with the sale of the property of up to $167,089. The Partnership will receive the remaining proceeds of approximately $21,833,000, less closing costs. Of such proceeds, $250,000 will be retained by the Partnership and will not be available for use or distribution by the Partnership until 120 days after closing. Neither the General Partner nor any affiliate will receive a brokerage commission in connection with the sale of the property. The General Partner will be reimbursed by the Partnership for actual expenses incurred in connection with the sale.

The closing is subject to the satisfaction of numerous terms and conditions. There can be no assurance that all of the terms and conditions will be complied with and, therefore, it is possible the sale of the property may not occur.


ITEM 5.  OTHER EVENTS
----------------------------------

Pacific Center Office Buildings

In 1984, the Pacific Center Office Buildings, Dallas, Texas, were acquired by a joint venture (the "Joint Venture") in which the Partnership and an affiliate held joint venture interests of 77.09% and 22.91%, respectively. The Partnership contributed approximately $28,907,000 and the affiliate contributed approximately $8,593,000 from their respective offering proceeds towards the purchase of the property.

On October 10, 1996, the Joint Venture contracted to sell the property for a sale price of $16,750,000 to an unaffiliated party, Transwestern Investment Company, L.L.C. The purchaser has deposited $160,000 into an escrow account as earnest money. The remainder of the sale price will be payable in cash at closing, scheduled to occur on or about December 26, 1996. From the proceeds of the sale, the Joint Venture will pay $335,000 as a brokerage commission to an affiliate of the third party providing property management services for the property. The Joint Venture will receive the remaining proceeds of approximately $16,415,000, of which the Partnership's share will be approximately
$12,654,000, less the Partnership's share of closing costs.
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An affiliate of the Partnership has simultaneously contracted to sell another property to the purchaser.

The closing is subject to the satisfaction of numerous terms and conditions. There can be no assurance that all of the terms and conditions will be complied with and, therefore, it is possible the sale of the property may not occur.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
----------------------------------------------------------------------

     (A)  FINANCIAL STATEMENTS AND EXHIBITS:

            None

     (B)  PRO FORMA FINANCIAL INFORMATION:

            None

     (C)  EXHIBITS:

          (2) Agreement of Sale and attachments thereto relating to the sale of Oxford Hills Apartments, St. Louis County, Missouri.

          (99) Agreement of Sale and attachment thereto relating to the sale of the Pacific Center Office Buildings, Dallas, Texas.

     No information is required under Items 1, 3, 4, 6 and 8 and these items have, therefore, been omitted.
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Signature
-------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                    BALCOR EQUITY PENSION INVESTORS-I

                         By: Balcor Equity Partners-I, an Illinois general partnership, its general partner

                         By:  The Balcor Company, a Delaware corporation,
                              a partner

                         By:  /s/ Jerry M. Ogle
                             ------------------------------------
                                  Jerry M. Ogle, Vice President
                                  and Secretary

Dated:  October 31, 1996
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